EXHIBIT 23.2

Consent of Independent CERTIFIED Public AccountANTS

We consent to the use in this Registration Statement on Amendment No. 1 to Form S-4 of our report dated March 5, 2015, relating to the consolidated financial statements of SmartFinancial, Inc. and subsidiary, and to the reference to us under the caption “Experts” in the Prospectus.

/s/ MAULDIN & JENKINS, LLC

Chattanooga, Tennessee

May 6, 2015